                                             STOCK PURCHASE AGREEMENT

                                                  by and between

                                                Edison Enterprises

                                                        and

                                            ADT Security Services, Inc.

                                             Dated as of June 27, 2001

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                                                    Continued

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                                                    Continued

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                                                    Continued

 .

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                                             STOCK PURCHASE AGREEMENT

                  STOCK PURCHASE  AGREEMENT  (this  "Agreement"),  dated as of June 27, 2001, by and between Edison
Enterprises,  a  California  corporation  ("Seller"),  and ADT  Security  Services,  Inc.,  a Delaware  corporation
("Buyer").

                                                     Recitals

                  WHEREAS,  Edison Select, a California  corporation (the "Company"),  is a wholly owned subsidiary of Seller;

                  WHEREAS,  the Acquired  Companies (as defined below) are  principally  engaged in the residential security  services  business and the residential  electrical  warranty repair services business (such businesses as they are currently conducted by the Acquired Companies being referred to herein as the "Business"); and

                  WHEREAS,  upon the terms and subject to the conditions set forth in this Agreement,  Buyer wishes to purchase from Seller,  and Seller wishes to sell to Buyer,  all of the issued and  outstanding  capital stock of the Company (the "Shares");

                  NOW THEREFORE,  in  consideration  for the mutual  covenants,  representations,  warranties,  and agreements  contained herein, and for other good and valuable  consideration,  the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer hereby agree as follows:

                                                     Article I

                                                    Definitions

                  As used in this  Agreement,  the  following  capitalized  terms  shall have the meaning set forth below:

                  "Acquired Companies" shall mean the Company and each of its Subsidiaries.

                  "Affiliate"  shall mean,  with respect to any specified  Person,  any other Person that directly or indirectly controls or is controlled by or is under common control with such specified Person.

                  "Affiliated Group" shall mean any affiliated  group within the meaning of Section 1504(a) of the
Code.

                  "Agreement" shall have the meaning set forth in the preamble hereof.

                  "Basket" shall have the meaning set forth in Section 10.4(b).

                  "Business" shall have the meaning set forth in the recitals hereto.

                  "Business Day" shall  mean any day that is not a  Saturday,  Sunday or other day on which  banks are required or authorized by law to be closed in Los Angeles, California.

                  "Buyer" shall have the meaning set forth in the preamble hereof.

                  "Cap"  shall have the meaning set forth in Section 10.4(b).

                  "Central Stations" shall have the meaning set forth in Section 3.32.

                  "Claim" shall have the meaning set forth in Section 10.5.

                  "Closing" shall have the meaning set forth in Section 2.3.

                  "Closing Date" shall have the meaning set forth in Section 2.3.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Company" shall have the meaning set forth in the recitals hereto.

                  "Confidentiality Agreement"  shall mean that certain letter  agreement  between Seller and Buyer regarding confidentiality and nondisclosure obligations.

                  "Customer  Account  Agreement" shall mean the Customer Account  Services  Agreement,  dated as of
September 1998 and as amended, by and between Southern California Edison Company and the Company.

                  "Customer Contracts"  shall mean any form  contracts  or other  agreements  between an  Acquired
Company and its  customers  pursuant to which an Acquired  Company is  obligated to provide  recurring  services to such  customers in  connection  with the Business  but  excluding  services  such as (a)  installation,  repairs or maintenance performed on a time and materials basis and (b) other nonrecurring services.

                  "Employees" shall have the meaning set forth in Section 7.8.

                  "Encumbrance"  shall  mean  any  security  interest,  pledge,  mortgage,  lien,  charge  or other encumbrance of any kind.

                  "Environmental Law(s)" shall mean all Laws relating to the environment,  natural  resources,  or public or employee health and safety and includes,  without limitation,  the Comprehensive  Environmental  Response
Compensation and liability Act, 42 U.S.C.ss.9601 et seq., the Hazardous  Materials  Transportation Act, 49 U.S.C.ss.
1801 et seq.,  the  Resource  Conservation  and  Recovery  Act, 42 U.S.C.ss. 6901 et seq.,  the Clean Water Act, 33
U.S.C.  Sectionss.1251 et seq., the Clean Air Act, 42 U.S.C.ss.7401 et seq.,  the Toxic  Substance  Control Act, 15
U.S.C.ss.2601 et seq., the Oil Pollution Act of 1990, 33 U.S.C.ss. 2701 et seq.,  and the  Occupational  Safety and
Health Act, 29 U.S.C.ss.651 et seq., as such Laws have been amended or supplemented.

                  "Environmental Permits" shall have the meaning set forth in Section 3.16(a).

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Existing Plans" shall have the meaning set forth in Section 7.8.

                  "Financial Statements" shall have the meaning set forth in Section 3.6.

                  "GAAP"  shall mean  generally  accepted  accounting  principles  as used in the United  States of
America as in effect at the time any applicable financial statement was prepared.

                  "Governmental Authority"  shall mean any United States  federal,  state or local, or any foreign government, (a) governmental,  regulatory or administrative authority,  agency or commission or (b) court, tribunal or judicial body.

                  "Governmental Order" shall mean any order, writ, injunction,  decree, stipulation,  determination or award entered by or with any Governmental Authority.

                  "Guarantor"  shall have the meaning set forth in the  guarantee  included on the  signature  page hereto.

                  "Hazardous Substances" shall mean chemicals,  pollutants,  contaminants,  wastes, and substances that have been  defined or  regulated  as toxic or  hazardous  by any  applicable  Environmental  Laws,  including,
without  limitation,   any  flammable  explosives,   radioactive  materials,  urea  formaldehyde  foam  insulation, polychlorinated  biphenyls,  petroleum and petroleum products (including,  without limitation,  waste petroleum and petroleum products), and methane.

                  "HSR Act" shall mean the  Hart-Scott-Rodino  Antitrust  Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Indemnitee" shall have the meaning set forth in Section 10.5.

                  "Indemnitor" shall have the meaning set forth in Section 10.5.

                  "Independent Accounting Firm" shall mean (a) any "Big Five"  accounting  firm or its successor, except for the respective  independent public accounting firms of Seller,  Buyer, and their respective  Affiliates, or (b) such other accounting firm upon which both parties hereto agree.

                  "Insurance Policies" shall have the meaning set forth in Section 3.18.

                  "Knowledge"  shall mean (a) with respect to Seller,  the actual  knowledge  (without  independent inquiry)  of Michael  L.  Merlo,  President  and Chief  Operating  Officer of the  Company,  or Linda G.  Sullivan,
Controller of the Company,  and (b) with respect to Buyer, the actual knowledge  (without  independent  inquiry) of the executive officers of Buyer.

                  "Law" shall mean any statute, law, ordinance, regulation or rule of any Governmental Authority.

                  "Leases" shall have the meaning set forth in Section 3.9(b).

                  "Liabilities"  shall mean any and all liabilities and  obligations,  whether  accrued,  absolute, known, unknown, contingent, matured or unmatured.

                  "License Expiration Date" shall have the meaning set forth in Section 7.1(c).

                  "Licenses and Permits" shall have the meaning set forth in Section 3.11.

                  "Losses" shall mean any and all losses,  liabilities,  damages, expenses,  penalties,  fines, and other costs (including court costs, costs of investigation, and reasonable attorneys' fees).

                  "Material  Adverse Effect" shall mean any material  adverse effect on the Business or operations, assets  or  financial  condition  of the  Acquired  Companies,  taken as a whole,  other  than any  effect  on such
Business,  operations,  assets or financial  condition  (i)  resulting  from events,  conditions  or  circumstances generally affecting businesses similar to the Business,  (ii) resulting from general economic conditions,  or (iii)
resulting from the announcement or performance of this Agreement.

                  "Material Contracts" shall have the meaning set forth in Section 3.10(a).

                  "New Plans" shall have the meaning set forth in Section 7.8.

                  "Permitted  Activities"  shall mean (a)  ownership of any class of Public  Securities of a Person not in excess of ten percent (10%) of such class,  (b) any activities or actions in connection  with the businesses of Seller and its Affiliates  (other than the Acquired  Companies) as of the date hereof,  or (c) any activities or actions performed by a public utility in connection with the provision of electrical services.

                  "Permitted  Liens"  shall  mean (a)  statutory  liens for  current  taxes,  assessments  or other governmental  charges not yet  delinquent  or the amount or validity of which is being  contested  in good faith by appropriate proceedings; (b) mechanics',  carriers',  workers' repairers', and similar liens arising or incurred in the ordinary  course of business  that are not material to the business,  operations or financial  condition of the property so encumbered; (c) zoning,  entitlement,  and other land use and environmental regulations by Governmental
Authorities; and (d) any immaterial imperfections in title, charges, easements, restrictions, and encumbrances.

                  "Person"  shall  mean  any  individual,  partnership,  firm,  corporation,   association,  trust,
unincorporated organization, joint venture, limited liability company or other entity.

                  "Plan Claims" shall have the meaning set forth in Section 3.13(e).

                  "Plans" shall have the meaning set forth in Section 3.13(a).

                  "Public  Securities"  means any class of securities of a Person whose  securities are traded on a recognized securities exchange or through an automated quotation system of a registered securities association.

                  "Purchase Price" shall have the meaning set forth in Section 2.2.

                  "Recent Balance Sheet" shall have the meaning set forth in Section 3.6.

                  "Records" shall have the meaning set forth in Section 3.19.

                  "Regulatory  Approvals"  shall mean each approval,  authorization,  waiver,  consent or notice of the  transactions  contemplated by this Agreement  required by applicable Law to be obtained from, or given to, any
Governmental Authority in connection with the transactions contemplated by this Agreement.

                  "Release"  shall  mean  any  past or  present  spilling,  leaking,  pumping,  pouring,  emitting, emptying,  discharging,  injecting,  escaping,  leaching,  dumping or disposing of a Hazardous  Substance  into the environment.

                  "RMR" shall mean the revenue to be derived by the  Acquired  Companies  from all charges  payable to the Acquired  Companies  by their  customers  for any and all  services to be furnished to such  customers by an
Acquired  Company  during  the  month  immediately  following  the date on  which  the  calculation  of RMR is made
(including,  without  limitation,  alarm monitoring  services,  patrol services,  armed response  services,  common location guards,  sentry services,  warranty  services,  and OnCall  services),  but shall not include any revenues derived from or which are expected to be derived from:  (i)  reimbursement  for or prepayment of telephone line and other utility company  charges  associated with the  installation,  monitoring,  maintaining or furnishing of alarm services or charges paid to third  parties for the  provision  of central  station  monitoring  service or wireless transmission  services;  (ii) reimbursement for or prepayment of any false alarm assessments;  (iii)  reimbursement for or prepayment of amounts equal to taxes, fees or other charges imposed by any Governmental  Authority  relative to the furnishing of alarm services;  (iv) non-recurring  sentry or patrol services provided to a customer that are paid for by such  customer only if and to the extent such services are  provided;  (v) "locks",  "keys",  "runs" or
"time and materials"  charges (as those terms are defined  below),  installation  charges or any other like charges that are receivable  and/or  expected to be derived by the Acquired  Companies from services which are not provided on a regular and  recurring  basis;  (vi) any Customer  Contract  providing for the  furnishing of monitored  alarm services  which has not been  "cut-in"  (as  defined  below) at or prior to the  close of  business  on the date of determination  of RMR;  (vii)  services to be provided  under any Customer  Contract as to which written  notice of termination  has been  received by an Acquired  Company  (irrespective  of the  effective  date);  or (viii)  alarm services  to be  provided  under any  Customer  Contract  as to which the  customer  is in arrears on any  payments pursuant to such  contract  for a period in excess of ninety (90) days from the due date  thereof as of the date of determination  of RMR.  For  purposes of  calculating  RMR, it is agreed that if any  customer  submits  payment on other than a monthly basis then such payments  required  thereunder  shall be recalculated on a monthly basis.  For example,  if payment of $30.00 was  required to be made  quarterly,  then the  monthly sum would be $10.00  ($30.00 divided by 3). For  purposes of this  Agreement,  "locks",  "keys",  "runs",  and "time and  materials"  shall mean non-recurring,  non-regular  services  provided  to a customer  other  than as part of the  regular  and  recurring services  provided by the Acquired  Companies and "cut-in"  means the date on which an alarm system at a customer's premises  which is to be monitored

at an  off-premises  facility is operational so that the customer may be charged for alarm services commencing as of such date.

                  "Section 338(h)(10) Allocation" shall have the meaning set forth in Section 11.1(c).

                  "Section 338(h)(10) Elections" shall have the meaning set forth in Section 11.1(a).

                  "Section 338(h)(10) Forms" shall have the meaning set forth in Section 11.1(b).

                  "Seller" shall have the meaning set forth in the preamble hereof.

                  "Seller 401(k) Plan" shall have the meaning set forth in Section 7.9(b).

                  "Shares" shall have the meaning set forth in the recitals hereto.

                  "Subsidiary(ies)" shall mean the subsidiaries of the Company.

                  "Tax  Return"  shall  mean any report of Taxes due,  any  claims for refund of Taxes  paid,  any information return with respect to Taxes or any other similar report,  statement,  declaration or document required to be filed under the Code or other tax Law,  including  any  attachments,  exhibits or other  materials  submitted with any of the foregoing, and including any amendments or supplements to any of the foregoing.

                  "Taxes" shall mean federal,  state, county, local,  foreign, and other taxes (including,  without limitation,  income, profits,  premium,  estimated,  excise, sales, use, occupancy,  gross receipts,  franchise, ad valorem, severance, capital levy, production,  transfer, withholding,  employment and payroll related, and property taxes,  import duties,  and other  governmental  charges and  assessments),  whether or not measured in whole or in part by net income, and including interest, additions to tax, and penalties with respect thereto.

                  "Tax Records" shall have the meaning set forth in Section 11.3.

                  "Trademarks" shall have the meaning set forth in Section 7.1(a).

                  "Transfer Taxes" shall have the meaning set forth in Section 11.6

                                                     Article II

                                            Purchase and Sale of Shares

2.1      Purchase of Shares.  Upon the terms and subject to the  conditions  set forth  herein,  at the Closing (as defined  herein),  Seller  shall sell and transfer  the Shares to Buyer,  and Buyer shall  purchase the Shares from
Seller, in exchange for the Purchase Price (as defined herein).

2.2      Purchase  Price.  The purchase  price for the Shares (the  "Purchase Price") shall be Two Hundred  Twelve
Million Five Hundred Thousand Dollars ($212,500,000).

2.3      Closing.  Upon the terms and subject to the  conditions  set forth  herein,  the  closing of the  purchase and sale of the Shares (the "Closing")  shall occur at 10:00 AM at the offices of the law firm of Munger,  Tolles &
Olson LLP,  355 South Grand  Avenue,  35th  Floor,  Los  Angeles,  California  90071,  on the second  Business  Day following the  satisfaction  or waiver of all of the  conditions  set forth in Article VIII (other than  conditions designated  to be satisfied at the Closing) or at such other place or at such other time as the parties  hereto may mutually agree (the date on which the Closing occurs being  referred to herein as the "Closing  Date").  Subject to
Article IX, any failure to  consummate  the purchase and sale of the Shares in  accordance  with the  provisions of this  Agreement  shall not result in the  termination  of this  Agreement and shall not relieve any party hereto of any obligation hereunder.

2.4      Closing Deliveries.

(a)      Seller's  Closing  Deliveries.  At the Closing,  Seller shall deliver,  or cause to be delivered,  each of the following to Buyer:

(i)      stock  certificates  evidencing  the Shares,  duly endorsed in blank or  accompanied  by stock powers duly executed in blank, in proper form for transfer;

(ii)     a  certificate  executed  by an  executive  officer  of  Seller,  certifying  (A)  that  each of  Seller's representations  and  warranties  contained  in  this  Agreement  is  true  and accurate in all material  respects as if made on the Closing  Date,  except (1)
                                    to the extent that any such  representation  or warranty  is  expressly  stated
                                    only as of a specified  earlier date or dates such  representation  or warranty shall be true  and  accurate  as of such  specified  date or dates  and (2) for changes  permitted or contemplated  by this Agreement,  and (B) that Seller has complied  in all  materials  respects  with  each  of  Seller's  covenants  and obligations contained in this Agreement;

(iii)    a  certificate  of the  Secretary or an Assistant  Secretary of Seller as to (A) the charter and bylaws of
                                    Seller as in full force and effect as of the Closing,  (B) the resolutions duly adopted  by the  board  of  directors  of  Seller  authorizing  the  execution, delivery,  and performance of this Agreement by Seller,  which resolutions must be in full  force and  effect as of the  Closing,  and (C) the  incumbency  and signatures  of  the  officers  of  Seller  executing  this  Agreement  and  any documents delivered by Seller at the Closing;

(iv)     a  certificate  issued by the  Secretary of State of the State of  California,  dated as of a recent date, attesting to the good standing of Seller in the State of California;

(v)      a  certificate  issued by the  Secretary of State of the State of  California,  dated as of a recent date, attesting to the good standing of the Company in the State of California; and

(vi)     a receipt certifying receipt of the Purchase Price from Buyer.

(b)      Buyer's Closing Deliveries.  At the Closing,  Buyer shall deliver,  or cause to be delivered,  each of the following to Seller:

(i)      the full amount of the Purchase  Price,  in immediately  available funds in the lawful money of the United
                                    States of America,  via wire transfer to one or more bank  accounts  designated by Seller in advance by written notice to Buyer;

(ii)     a  certificate  executed  by  an  executive  officer  of  Buyer,  certifying  (A)  that  each  of  Buyer's representations  and  warranties  contained  in  this  Agreement  is  true  and accurate in all material  respects as if made on the Closing  Date,  except (1)
                                    to the extent that any such  representation  or warranty  is  expressly  stated
                                    only as of a specified  earlier date or dates such  representation  or warranty shall be true  and  accurate  as of such  specified  date or dates  and (2) for changes  permitted or contemplated  by this  Agreement,  and (B) that Buyer has complied  in  all  materials  respects  with  each  of  Buyer's  covenants  and obligations contained in this Agreement;

(iii)    a  certificate  of the  Secretary or an  Assistant  Secretary of Buyer as to (A) the charter and bylaws of
                                    Buyer as in full force and effect as of the Closing,  (B) the resolutions  duly adopted  by  the  board  of  directors  of  Buyer  authorizing  the  execution, delivery,  and performance of this Agreement by Buyer,  which  resolutions must be in full  force and  effect as of the  Closing,  and (C) the  incumbency  and signatures of the officers of Buyer  executing this Agreement and any documents delivered by Buyer at the Closing;

(iv)     a  certificate  issued by the  Secretary  of State of the State of  Delaware,  dated as of a recent  date, attesting to the good standing of Buyer in the State of Delaware; and

(v)      a receipt certifying receipt of the Shares from Seller.

                                                  Article III

                                     Representations and Warranties of Seller

                  Seller hereby represents and warrants to Buyer as follows:

3.1      Due  Organization;  Due  Qualification.  The Seller and each of the Acquired  Companies  is a  corporation duly  organized,  validly  existing,  and in good standing under its  jurisdiction  of  incorporation.  Each of the
Acquired  Companies  has the  corporate  power and corporate  authority to carry on its  businesses  and to own its assets.  Each of the Acquired  Companies  is duly  licensed or  qualified  to do business in each  jurisdiction  in which its  business or the  character of the assets owned by it makes such  qualification  or licensing  necessary, except  where the failure to be so  qualified  or licensed  would not have a Material  Adverse  Effect.  Seller has delivered,  or caused to be delivered,  to Buyer true and accurate copies of the articles of incorporation  and the bylaws of each of the Acquired Companies (including all amendments thereto).

3.2      Corporate  Authority;   Enforceability  of  Agreement.  Seller  has  the  corporate  power  and  corporate authority to execute and deliver  this  Agreement  and to perform its  obligations  hereunder.  The  execution  and delivery by Seller of this  Agreement and the  performance  by Seller of its  obligations  hereunder have been duly authorized  by all  necessary  corporate  action on the part of Seller.  This  Agreement has been duly executed and delivered by Seller and, assuming due authorization,  execution,  and delivery of the same by Buyer,  constitutes a legal,  valid,  and binding  agreement  enforceable  against  Seller in accordance  with its terms,  subject to the effects of  bankruptcy,  insolvency,  fraudulent  conveyance,  reorganization,  moratorium,  and other similar Laws relating to or affecting  creditors' rights generally and general  equitable  principles  (whether  considered in a proceeding in equity or at law).

3.3      No Violations; Third-Party Consents and Governmental Approvals.

(a)      Except as disclosed  in Schedule  3.3(a),  the  execution,  delivery,  and  performance  by Seller of this
Agreement  will not  (i) violate,  conflict  with or  result  in a  breach  of any  provision  of the  articles  of incorporation  or bylaws of Seller or the Acquired  Companies  (including  any amendments  thereto),  (ii) conflict with or violate any Law or  Governmental  Order  applicable  to Seller or the  Acquired  Companies  or any of their respective assets or  (iii) conflict  with, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time, or both, would become a default) under any Lease or Material Contract.

(b)      Except as disclosed in Schedule  3.3(b) and for any  applicable  filings under the HSR Act, the execution, delivery, and performance by Seller of this Agreement will not require any Regulatory Approvals.

3.4      Capitalization of the Company; Title to Shares.

(a)      The duly  authorized  capital  stock of the Company  consists of ten  thousand  (10,000)  shares of common stock of which one  hundred  (100)  shares  are  issued  and  outstanding  and held  beneficially  and of record by
Seller.  There are no shares of capital stock of the Company  issued or outstanding  other than the Shares.  All of the Shares are duly authorized,

validly issued,  fully paid,  nonassessable,  and free of preemptive rights. Other than the rights granted to Buyer hereunder,  there is no outstanding option,  warrant, right,  subscription,  call, unsatisfied  preemptive  right or other  agreement or right of any kind to purchase or  otherwise  acquire from the Company any capital stock of the
Company.

(b)      Seller is the  record  and  beneficial  owner of, and has good title to,  the  Shares.  The  transfer  and delivery  of the  Shares by Seller to Buyer as  contemplated  by this  Agreement  will  transfer  good title to the
Shares to Buyer,  free and clear of all  Encumbrances,  except for  Encumbrances  arising  from any action taken by
Buyer or its Affiliates.

3.5      Subsidiaries.  Schedule  3.5  sets  forth  for  each  Subsidiary  (a) the  name of  such  Subsidiary,  its jurisdiction  of its  incorporation,  and the  jurisdiction  in which it is  authorized  to conduct  business  as a foreign  corporation,  (b) the number of shares of authorized capital stock of each class of its capital stock, (c)
the number of issued and outstanding  shares of each class of its capital stock,  the names of the holders thereof, and the  number  of  shares  held by each  such  holder,  and (d) its  officers  and the  members  of its  Board of
Directors.  All of the  issued  and  outstanding  shares  of  capital  stock  of each  Subsidiary  have  been  duly authorized,  validly issued, fully paid,  nonassessable,  and free of preemptive rights.  Either the Company or one of the Subsidiaries  holds of record and owns beneficially all of the outstanding  shares of each Subsidiary,  free and clear of all  Encumbrances,  except for Encumbrances  arising from any action taken by Buyer or its Affiliates.
Other than the rights granted to Buyer hereunder,  there is no outstanding option,  warrant,  right,  subscription, call,  unsatisfied  preemptive right or other agreement or right of any kind to purchase or otherwise  acquire from any of the  Subsidiaries  any capital stock of any of the  Subsidiaries.  There are no voting trusts,  proxies,  or other  agreements  or  understandings  with respect to the voting of any capital stock of any  Subsidiary.  None of the Acquired  Companies  controls,  directly or indirectly,  or has any direct or indirect equity  participation in any corporation, partnership, trust or other business association which is not a Subsidiary.

3.6      Financial  Statements.  Seller  has  delivered,  or caused  to be  delivered,  to Buyer  (a) an  unaudited balance  sheet of the  Company on a  consolidated  basis for the fiscal  year ended on December  31,  2000,  and an unaudited income statement  related  thereto,  and (b) an unaudited  balance sheet of the Company on a consolidated basis for the fiscal  quarter  ended on March 31,  2001 (the  "Recent  Balance  Sheet"),  and an  unaudited  income statement  related  thereto (all such balance  sheets and related income  statements  referred to in clause (a) and
(b) hereof being collectively  referred to herein as the "Financial  Statements").  Except as disclosed in Schedule
3.6, the  Financial  Statements  have been  prepared in accordance  with GAAP and fairly  present,  in all material respects,  the  financial  condition  of the  Company  as of their  respective  dates  thereof  and the  results of operations for the Company for the periods covered thereby.

3.7      No Undisclosed  Liabilities.  Except as disclosed in Schedule 3.7 or in the Recent  Balance  Sheet,  there are no material Liabilities of the Acquired Companies except:

(a)      Liabilities  that  either are  adequately  reserved  against or accrued for in the Recent  Balance  Sheet, applying  accounting  principles  routinely  applied by Seller or the Company in the  preparation  of the Company's financial statements;

(b)      Liabilities that are not required by GAAP to be included in financial statements;

(c)      Liabilities  incurred  since the date of the Recent  Balance  Sheet in the ordinary  course of business of the Acquired Companies in amounts consistent with past practice; and

(d)      Liabilities contemplated or permitted by this Agreement.

3.8      Absence of Certain Changes.

(a)      As of the date  hereof,  other than as  disclosed  in  Schedule  3.8 and other than for matters or changes contemplated  or permitted by this  Agreement or relating to the  execution of this  Agreement or the  transactions contemplated  by this  Agreement,  including,  without  limitation,  the fact that Buyer will own and  operate  the
Acquired Companies following the Closing, since the date of the Recent Balance Sheet, there has not been:

(i)      any action taken by an Acquired  Company to  accelerate  the receipt of any of its accounts  receivable or to delay the  payment  of any of its  obligations,  other  than in its  ordinary  course  of  business  in  amounts consistent with past practice;

(ii)     any purchase or  commitment to purchase by an Acquired  Company of any assets,  other than in its ordinary course of business in amounts  consistent  with past  practice,  or any capital  expenditure  or commitment for any capital expenditure by the Acquired Companies in excess of $100,000 individually or $500,000 in the aggregate;

(iii)    any sale,  transfer,  encumbrance or other disposition by an Acquired Company of any of its assets,  other than in its ordinary course of business in amounts consistent with past practice;

(iv)     any  incurrence,  assumption or guarantee by an Acquired  Company of any  indebtedness,  other than in its ordinary course of business in amounts consistent with past practice;

(v)      any  execution,  renewal,  termination  or  material  amendment  by an  Acquired  Company of any  Material
Contract, other than in its ordinary course of business;

(vi)     any increase  (either  individually or in the aggregate) in the  compensation of the directors,  executive officers,  senior managers,  or employees of an Acquired Company,  other than in its ordinary course of business in amounts  consistent  with past  practice,  or entry into,  or amendment in a material  respect of, the terms of any employment agreement or incentive agreement with any such person;

(vii)    any merger or consolidation of an Acquired Company with any other Person;

(viii)   any change in an Acquired Company's accounting methods or practices;

(ix)     any event that has had a Material Adverse Effect;

(x)      any payment,  discharge or  satisfaction of any individual  Liability of an Acquired  Company in excess of
$250,000,  other than the payment,  discharge or satisfaction,  in its ordinary course of business,  of Liabilities incurred  in the  ordinary  course of  business  (including,  without  limitation,  health and  property  insurance premiums);

(xi)     except in the ordinary  course of  business,  any assets  (whether  real,  personal or mixed,  tangible or intangible) of an Acquired Company becoming subject to any Encumbrance (other than Permitted Liens);

(xii)    any  cancellation or waiver of any claims or rights of value, or any sale,  lease,  transfer,  assignment, distribution or other disposition of any material assets of an Acquired  Company,  except for sales in its ordinary course of business, or any disposal of any material assets to another Acquired Company;

(xiii)   any disposition of current customer lists by an Acquired Company;

(xiv)    any  elimination  of any  reserves  established  on the  Company's  books or any changing of the method of accrual by an Acquired  Company,  unless there was a change of facts or  circumstances  pertaining  to any reserves which would justify their elimination;

(xv)     any agreement by an Acquired Company to do any of the things described in the foregoing;

(xvi)    casualties, damages, destruction and losses which exceed $500,000 in aggregate; or

(xvii)   any change,  event or  development  which,  when viewed  individually  or in the  aggregate  with all such changes, events, and developments, would have a Material Adverse Effect.

(b)      As of the date  hereof,  other than as  disclosed  in  Schedule  3.8 and other than for matters or changes contemplated  or permitted by this  Agreement or relating to the  execution of this  Agreement or the  transactions contemplated  by this  Agreement,  including,  without  limitation,  the fact that Buyer will own and  operate  the
Acquired Companies following the Closing, since the date of the Recent Balance Sheet, no Acquired Company has:

(i)      authorized  for  issuance,  issued,  delivered or sold any equity  securities of an Acquired  Company,  or altered the terms of any outstanding securities issued by it or increased its indebtedness for borrowed money; or

(ii)     declared,  paid or set aside for payment any  dividend or other  distribution  (whether in cash,  stock or property or  otherwise)  in respect of any Shares or  redeemed,  purchased or  otherwise  acquired any Shares,  any securities  convertible into or exchangeable for any Shares,  or any options,  warrants or other rights to purchase or subscribe to any of the foregoing (and no dividends are or will be owed to any holder of Shares).

3.9      Certain Assets.

(a)      Fixed  Assets.  Schedule  3.9(a)  lists all  material  fixed  assets  owned by the  Acquired  Companies as reflected on the Recent Balance Sheet.  Except as disclosed in Schedule  3.9(a),  the Acquired  Companies have good title to all such fixed  assets  (except as disposed of since such date in the  ordinary  course of business of the
Acquired  Companies in amounts  consistent with past  practice),  and all material fixed assets acquired since such date, free and clear of any Encumbrances, other than Permitted Liens.

(b)      Leasehold  Interests.  Schedule  3.9(b) lists all real property  leases to which an Acquired  Company is a party  (collectively,  the  "Leases"),  and the Company has  delivered or made  available to Buyer copies of all of such Leases.  Each of the Leases is legal,  valid,  binding,  and in full force and effect. No Acquired Company has received any written notice of breach or default of any material term thereunder.

3.10     Contracts.

(a)      Material  Contracts.  Schedule  3.10(a) sets forth all  contracts and  agreements  (other than the Leases)
requiring an Acquired  Company to make  specified  annual  payments of $100,000 or more that are not  terminable by such  Acquired  Company  upon  ninety (90) or fewer days'  notice  (collectively,  the  "Material  Contracts").  To
Seller's  Knowledge,  each of the Material  Contracts is legal,  valid,  binding,  and in full force and effect. No
Acquired Company has received any written notice of breach or default of any material term thereunder.

(b)      Form of  Customer  Contracts.  Substantially  all of the  Customer  Contracts  currently  in effect are in substantially  the form of one or more of the form  contracts  collectively  provided  herewith as part of Schedule
3.10(b).

3.11     Material  Licenses and Permits.  Except as disclosed in Schedule  3.11,  the Acquired  Companies  have all licenses, permits,  franchises,  approvals,  authorizations,  and registrations  (collectively,  the "Licenses and
Permits")  necessary for the conduct of the Business,  except where the lack of such Licenses and Permits would not have a Material  Adverse Effect.  No Acquired  Company is in violation of or default under any Licenses or Permits, which  violation  or  default  would  individually  or in the  aggregate  have a Material  Adverse  Effect or would interfere  materially  with the  consummation  of the  transactions  contemplated  hereby.  Schedule 3.11 lists all
Licenses and Permits held by the Acquired  Companies,  and except as set forth on Schedule  3.11, all such Licenses and Permits are in full force and effect as of the date hereof.

3.12     Employees and  Employment  Arrangements.  Schedule  3.12 lists all employees of the Acquired  Companies as of May 25, 2001 by job title  (excluding the names of such employees)  and, for each such employee,  his or her (i)
compensation type (salary or commission),  (ii) total  compensation in calendar year 2001 through May 25, 2001, and
(iii) annual  compensation  in calendar year 2000.  Except as disclosed on Schedule  3.12 and 3.13(a),  no Acquired
Company has any  obligations,  contingent or otherwise,  under (a) any employment,  collective  bargaining or other labor  agreement,  (b) any  agreement  containing  severance  or  termination  pay  arrangements  or any  agreement containing  any  provision for

payment  upon or related to a change in control or other  disposition  event of an Acquired Company, (c) any deferred compensation  agreement,  retainer or consulting arrangements or (d) any pension or retirement plan, bonus or profit-sharing plan, or stock option or stock purchase plan.

3.13     Employee Benefit Plans.

(a)      Schedule  3.13(a) lists all "employee  welfare  benefit" or "employee  pension  benefit" plans relating to the  employees of the Acquired  Companies,  as such plans are defined in Sections 3(1) and 3(2),  respectively,  of
ERISA  (collectively,  the  "Plans"),  under which the Acquired  Companies,  with respect to any  employee,  former employee or  beneficiary  of the  Acquired  Companies,  have any  obligation.  The Company  has  furnished  or made available to the Buyer true and correct  copies of  instruments  evidencing  all such Plans,  all as amended to the date hereof.

(b)      Except as  disclosed  in Schedule  3.13(b),  no employee  benefit  plans of any type  (including,  without limitation,  the Plans) are maintained by an Acquired  Company,  and no Acquired Company is obligated to contribute to any  "multiemployer  plan"  (within  the meaning of section  4001(a)(3)  of ERISA).  No  Acquired  Company is in default  under or in violation of any such plan or  arrangement,  except where such default or violation  would not have a Material  Adverse  Effect.  Each of the employee  benefit  plans  identified  on Schedule  3.13(b) as a plan qualified  under  Section  401(a) of the Code has  received a favorable  determination  letter from the IRS, and no event has occurred since the date of such letter that will cause such plan to lose its qualified status.

(c)      Except with  respect to the Plans,  no Acquired  Company has any  liability  with  respect to any "welfare plan" (as defined in section 3(l) of ERISA) that provides  benefits to retired employees (other than as required by section 601 of ERISA).  With respect to any welfare plan  disclosed in Schedule  3.13(a) that provides  benefits to retired employees, the Company has reserved the right to amend or terminate such plan.

(d)      Each of the Acquired  Companies  is in  compliance  in all  material  respects  with all  applicable  Laws respecting employment and employment practices, terms and conditions of employment and wages and hours.

(e)      Other than routine  claims for  benefits  made in the  ordinary  course of business,  there are no pending claims,  investigations  or causes of action which, if adversely  determined,  would have a Material Adverse Effect
(such claims,  investigations  or causes of action,  the "Plan  Claims") and, to Seller's  Knowledge,  no such Plan
Claims are  threatened  against any of the Plans or fiduciary of any such Plan by any  participant,  beneficiary or
Governmental Authority with respect to the qualification or administration of any such Plan.

3.14     Compliance  with Laws. To Seller's  Knowledge,  the Acquired  Companies have conducted the Business in all material respects in accordance with all applicable material Laws.

3.15     Litigation.  Except as disclosed in Schedule 3.15, there is no suit,  action,  litigation,  claim or other similar  proceeding,  or  investigation  pending  or, to Seller's  Knowledge,

threatened  before any  Governmental Authority  against an  Acquired  Company or its  assets,  which,  if  adversely determined,  would have a Material Adverse  Effect,  and there is no outstanding  Governmental  Order imposed upon
Seller or an Acquired  Company with respect to the Business, or which challenges the validity of the transactions contemplated by this Agreement.

3.16     Environmental Matters.

(a)      Except as disclosed in Schedule  3.16,  (i) each  Acquired  Company (A) has obtained all material  permits
that  are  required  under  applicable   Environmental   Laws  for  the  lawful  operation  of  its  Business  (the
"Environmental  Permits"),  (B) is in  compliance  in all material  respects  with all terms and  conditions of its
Environmental  Permits,  and (C) is in compliance with applicable  Environmental Laws, and (ii) no Acquired Company has received written notice of any material violation by or material claim against it under any Environmental Law.

(b)      Except as disclosed in Schedule 3.16, there have been no Releases,  or, to Seller's Knowledge,  threatened
Releases,  of any  Hazardous  Substances  into,  on or under any of the  properties  owned or operated (or formerly owned or operated) by an Acquired Company,  in such a way as to create any material  Liability under any applicable
Environmental Law.

(c)      Except  as  disclosed  in  Schedule  3.16,  none of the  Acquired  Companies  have  been  identified  as a potentially responsible party at any federal or state "superfund" site.

3.17     Taxes.  Except as disclosed in Schedule 3.17:

(a)      Each  Acquired  Company has filed all Tax Returns that it was  required to file,  all such Tax Returns are true, complete, and correct, and all Taxes shown thereon as owing have been paid.

(b)      No Acquired  Company has waived any statute of  limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(c)      No Acquired  Company has been a member of an Affiliated  Group filing a  consolidated  federal  income Tax
Return other than a group the common parent of which is Edison International, a California corporation.

(d)      No Acquired  Company is a party to any pending  action or proceeding  for the  assessment or collection of any Taxes,  and no claim in writing for the  assessment or  collection  of any Taxes has been  asserted  against an
Acquired Company, which has not been settled with all amounts due having been paid.

(e)      No Acquired Company is a party to any agreement,  arrangement,  or practice for the sharing of Taxes or is obligated to indemnify any other party for Taxes.

(f)      There are no outstanding  rulings of, or requests for rulings with, any Tax authority  addressed to any of the  Acquired  Companies  that are, or if issued,  would be,  binding on any of the  Acquired  Companies  after the
Closing Date.

3.18     Insurance.  Schedule  3.18 sets forth all of the  insurance  policies  benefiting  the Acquired  Companies with respect to the Business  (collectively the "Insurance  Policies").  All of the Insurance  Policies are in full force and effect.  No notice of  cancellation  or material  amendment  has been received with respect to any of the
Insurance  Policies.  Except as otherwise set forth on Schedule 3.18,  the Acquired  Companies will not be entitled to the benefit of the Insurance  Policies  following the Closing.  None of the Acquired  Companies have been denied insurance or suffered the cancellation of any insurance with respect to it in the prior two (2) years.

3.19     Books and  Records.  Seller  has made  available,  or caused to be made  available,  to Buyer the books of account, minute books, stock record books, and other similar records of the Acquired Companies  (collectively,  the
"Records").

3.20     Broker's Fees.  Except for Lehman Brothers Inc.,  whose fees shall be paid by Seller,  no broker,  finder, creditor or  investment  banker is entitled to any  brokerage,  finder's,  commitment or other fee or commission in connection with the  transactions  contemplated  by this Agreement based upon any arrangement  made by or on behalf of Seller or its Affiliates.

3.21     Intercompany  Services.  Schedule  3.21 sets forth the  material  support and other  services  provided to the  Acquired  Companies by Seller and its  Affiliates.  Except as otherwise  indicated on Schedule  3.21,  none of such services will be provided to the Acquired Companies by Seller or its Affiliates following the Closing.

3.22     Real  Property.  Schedule  3.22  lists all real  property  owned by the  Acquired  Companies.  There is no condemnation pending or, to Seller's Knowledge, threatened affecting such real properties.

3.23     Intellectual  Property  Rights.  Except as  disclosed in Schedule  3.23.,  to Seller's  Knowledge,  (a) no
products designed or manufactured by the Acquired Companies  infringe any intellectual  property rights held, owned or used by any third party, and (b) none of the  intellectual  property rights in such products are being infringed upon by others or used by others,  whether or not such use  constitutes  infringement,  or has been the  subject of dispute, whether or not resulting in litigation.

3.24     Product  Liability  and  Recalls.  Except as disclosed in Schedule  3.24,  (a) there is no claim,  action, suit,  inquiry,  proceeding or  investigation in any case by or before any  Governmental  Authority  pending or, to
Seller's  knowledge,  threatened,  against or involving an Acquired Company relating to any product alleged to have been designed or manufactured by an Acquired  Company and alleged to have been defective or improperly  designed or manufactured,  and (b) no  Acquired  Company has  received  written  notice of any claim,  action,  suit,  inquiry, proceeding or  investigation in any case by or before any  Governmental  Authority  pending against or involving an
Acquired  Company  relating  to any product  alleged to have been sold by an  Acquired  Company and alleged to have been defective or improperly designed or manufactured.

3.25     Customers  and  Suppliers.  Schedule 3.25 lists the ten (10) largest  customers of the Acquired  Companies
(identified  by customer  number),  by dollar  amount of

revenue  billed for the twelve (12) months ended March 31, 2001 and the ten (10)  largest suppliers of the  Acquired
Companies,  by dollar  amount paid for the twelve (12) months ended March 31, 2001.

3.26     Inventory.  The  inventory as reflected in the Recent  Balance Sheet is carried at an amount not in excess of the  lower of cost or net  realizable  value.  Subject  to  inventory  valuation  reserves,  such  inventory  is merchantable  and fit for the purpose for which it was  procured or  manufactured,  and none of such  inventory  is obsolete,  damaged,  or  defective,  or not usable or saleable in the  ordinary  course of business of the Acquired
Companies.

3.27     Notes and Accounts  Receivables.  Except as disclosed in Schedule  3.6, all notes and accounts  receivable of the Acquired  Companies  are reflected  properly on their  respective  books and records in accordance  with the
Company's accounting policies, a copy of which has been delivered or made available to Buyer.

3.28     Powers of  Attorney.  Except as disclosed in Schedule  3.28,  there are no powers of attorney  executed on behalf of the Acquired Companies.

3.29     Bank  Accounts;  Safe  Deposit  Boxes.  Schedule  3.29 lists each account  with any bank,  trust  company, securities  broker or other financial  institution with which an Acquired Company has any account,  the identifying numbers  thereof,  and the name of each person  authorized to draw thereon.  For the avoidance of doubt,  as of the
Closing Date, all funds in all such accounts shall be  transferred to Seller as  contemplated  in the last sentence of  Section  5.2.  No  Acquired  Company  maintains  a safety  deposit  box with any bank,  trust  company or other financial institution.

3.30     Guaranties.  Except as disclosed in Schedule  3.30,  no Acquired  Company is a guarantor for any Liability of any third party.

3.31     Restrictions  on Business  Activities.  Except for this  Agreement or as disclosed  in Schedule  3.31,  to
Seller's Knowledge, there is no agreement,  judgment,  injunction, order or decree binding upon an Acquired Company which  would have the effect of  prohibiting  or  impairing  in a material  respect  any  business  practice of the
Acquired  Companies,  acquisition of property by the Acquired  Companies or the conduct of business by the Acquired
Companies as currently conducted by the Acquired Companies.

3.32     Monitoring  Station.  The  Acquired  Companies  provide  alarm  monitoring  services  for their  customers through the Company's central monitoring  stations located in Fresno,  San Dimas and Santa Monica,  California (the
"Central  Stations").  Except as disclosed in Schedule  3.32,  (a) the Central  Stations are operated in conformity with current  Underwriters'  Laboratory  and all  applicable  insurance  rating  organization's  standards,  (b) no deficiency  reports  have been issued by  Underwriters'  Laboratory  or by any other  applicable  insurance  rating organizations  relating to the operations of the Central  Stations,  (c) all fire inspections  required pursuant to customer  agreements or Underwriters'  Laboratory or other applicable  insurance  rating  organization's  standards relating to certified  fire alarm  systems  installed at the premises of customers of the Acquired  Companies  have been  performed,  if and to the  extent  required  thereunder,  (d) no  deficiency  reports  have  been  issued  by
Underwriters'  Laboratory or by any

other applicable insurance rating  organizations  relating to the operations of the Central Stations,  and (e) the alarm systems for which  certificates  have been issued by applicable  insurance rating  organizations  comply in all  material  respects  with the  Underwriters'  Laboratory  or other  applicable insurance rating organization's specifications and standards for such systems.

3.33     Product  Warranty.  No product  manufactured or sold by an Acquired  Company is subject to any guaranty or warranty,  other than  guaranties  or  warranties  (i) under  standard  terms and  conditions  of sale,  (ii) under applicable  Laws,  (iii) provided  pursuant to Edison OnCall  services,  or (iv) separately  purchased by customers
(e.g., extended warranties).

3.34     RMR.  As of the date hereof, the RMR of the Company on a consolidated basis is no less than $9,100,000.

3.35     Federal Tax Identification Number.  The Company's Federal Tax Identification Number is 95-4578744.

                                                   Article IV

                                      Representations and Warranties of Buyer

                  Buyer hereby represents and warrants to Seller as follows:

4.1      Due Organization;  Due  Qualification.  Buyer is a corporation duly organized,  validly  existing,  and in good standing under the laws of Delaware.

4.2      Corporate  Authority;   Enforceability  of  Agreement.   Buyer  has  the  corporate  power  and  corporate
authority to execute and deliver  this  Agreement  and to perform its  obligations  hereunder.  The  execution  and delivery by Buyer of this  Agreement  and the  performance  by Buyer of its  obligations  hereunder  have been duly authorized  by all  necessary  corporate  action on the part of Buyer.  This  Agreement  has been duly executed and delivered by Buyer and, assuming due authorization,  execution,  and delivery of the same by Seller,  constitutes a legal,  valid,  and binding  agreement  enforceable  against  Buyer in  accordance  with its terms,  subject to the effects of  bankruptcy,  insolvency,  fraudulent  conveyance,  reorganization,  moratorium,  and other similar Laws relating to or affecting  creditors' rights generally and general  equitable  principles  (whether  considered in a proceeding in equity or at law).

4.3      No Violations; Third-Party Consents and Governmental Approvals.

(a)      The execution,  delivery,  and performance by Buyer of this Agreement will not (i) violate,  conflict with or result in a breach  of any  provision  of the  articles  of  incorporation  or  bylaws of Buyer  (including  any amendments thereto),  (ii) to Buyer's Knowledge,  conflict with or violate any Law or Governmental Order applicable to Buyer or any of its assets or  (iii) conflict  with,  result in any  breach of or  constitute  a default  (or an event  which with the giving of notice or lapse of time,  or both,  would  become a  default)  under any  contract, agreement,  indenture,  note, bond, mortgage, lease, license or permit to which Buyer is a party or by which any of such assets is bound or affected.

(b)      Except for any applicable  filings under the HSR Act, the execution,  delivery,  and  performance by Buyer of this  Agreement  will not  require  any  Regulatory  Approvals  or the  affirmative  consent or  approval of any nongovernmental third party.

4.4      Adequate Financial  Resources.  Buyer has cash,  marketable  securities,  and lines of credit available in an aggregate  amount  sufficient  to permit Buyer to pay to Seller the full Purchase  Price in connection  with the purchase of the Shares from Seller and to otherwise consummate the transactions contemplated by this Agreement.

4.5      Litigation.  Buyer is not a party to any,  and there are no  pending  or, to  Buyer's  Knowledge,  overtly
threatened,  legal,  administrative,   arbitration  or  other  proceedings,  claims,  actions  or  governmental  or regulatory  investigations  of any nature against Buyer  challenging the validity of the transactions  contemplated by this Agreement or which,  if,  adversely  determined,  individually  or in the aggregate,  would have a material adverse effect on Buyer or its ability to consummate the  transactions  contemplated by this  Agreement,  and there is no Governmental  Order imposed upon Buyer which challenge the validity of the transactions  contemplated by this
Agreement or which would have a material  adverse  effect on Buyer or its ability to  consummate  the  transactions contemplated by this Agreement.

4.6      Investment  Intent.  Buyer  is  acquiring  the  Shares  for its own  account  and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933, as amended.

4.7      Broker's Fees. No broker,  finder,  creditor or investment banker is entitled to any brokerage,  finder's, commitment or other fee or commission in connection  with the  transactions  contemplated  by this Agreement  based upon any arrangement made by or on behalf of Buyer or its Affiliates.

                                                     Article V

                                                Covenants of Seller

5.1      Operations  in Ordinary  Course.  Between the date hereof and the  Closing  Date,  Seller  shall cause the
Acquired  Companies  to carry on the  Business  in the  ordinary  course and will use its  commercially  reasonable efforts,  consistent with past practices,  to preserve existing relationships with vendors,  customers,  and others who have business relationships related to the Business.

5.2      Forbearance.  Except  as  disclosed  in  Schedule  5.2 or as  otherwise  contemplated  by  this  Agreement
(including,  without  limitation,  Section 7.1),  between the date hereof and the Closing  Date,  Seller shall not, with respect to the Business, without the prior consent of Buyer, permit an Acquired Company to:

(a)      take any action to  accelerate  the receipt of any of its accounts  receivable  or to delay the payment of any of its obligations, other than in its ordinary course of business in amounts consistent with past practice;

(b)      make any purchase of or commitment to purchase any assets,  other than in its ordinary  course of business in  amounts  consistent  with  past  practice,  or make any  capital  expenditure  or  commitment  for any  capital expenditure in excess of $100,000 individually or $500,000 in the aggregate;

(c)      sell,  transfer,  encumber or otherwise dispose of any of its assets, other than in its ordinary course of business in amounts consistent with past practice;

(d)      incur,  assume or guarantee  any  indebtedness,  other than in its ordinary  course of business in amounts consistent with past practice;

(e)      execute,  renew,  terminate or materially amend any Material  Contract,  other than in its ordinary course of business;

(f)      increase  (either  individually or in the aggregate) the  compensation of any of its directors,  executive officers,  senior  managers,  or  employees,  except for  increases in its  ordinary  course of business in amounts consistent with past practice,  or otherwise enter into or amend in a material respect any employment,  consulting, or other personal services agreement;

(g)      merge or consolidate with any other Person;

(h)      change its accounting methods or practices;

(i)      incur any individual  Liability in excess of $250,000,  except in its ordinary course of business  consistent with past practice  (including,  without  limitation,  employee  payroll and benefits,  Taxes, payments under the Leases, software licenses, and health and property insurance premiums);

(i)      incur any Encumbrances, except Permitted Liens, on any of its material assets;

(j)      terminate  any of its  employees,  except for  terminations  which Seller  reasonably  determines  is "for cause";

(k)      alter  any  profit  sharing,  deferred  compensation,   bonus,  stock  option,  stock  purchase,  pension,
retirement,  or incentive plan of the Acquired  Companies in a manner that affects in a material respect  employees thereof, or commence or enter into any such plan for the benefit of employees of the Acquired Companies; or

(l)      enter into an agreement to do any of the things described in the foregoing.

Notwithstanding  the  foregoing,  from the date hereof  until the  Closing,  Seller  shall have the right,  without notice to, or consent of, the Buyer,  to cause the Acquired  Companies to distribute all cash and cash  equivalents
(including,  without  limitation,  certificates of deposit and other marketable  securities) to Seller,  including, without  limitation,  all cash and cash  equivalents  recorded on the Recent  Balance  Sheet;  provided,  that, the
Acquired  Companies  shall  retain all  insurance  proceeds  and  condemnation  awards  attributable  to any losses incurred by the Acquired Companies after the date hereof.

5.3      Access to  Information.  During  the  period  prior to the  Closing,  upon  reasonable  advance  notice by
Buyer,  Seller shall cause the Company to afford Buyer  access  during  normal  business  hours to the  properties, contracts,  commitments,  personnel,  and Records  associated  with the Business as Buyer may  reasonably  request;
provided,  that, Buyer shall not have access to any data or other  information that identifies any customers of the
Company;  provided,  further,  that Seller  shall at all times have the right to monitor and control such access as necessary or desirable to ensure that such access does not disturb or interfere  with the normal  operations of the
Business or the Acquired Companies.

5.4      Powers of Attorney.  All powers of attorney  authorizing  any party to represent an Acquired  Company with respect to Taxes shall be  terminated  on or before the Closing Date or limited to Tax periods  ending on or before the Closing Date.

5.5      Non-Competition and Non-Solicitation.

(a)      Seller agrees that, as part of the  consideration  for the payment by Buyer of the Purchase  Price,  for a period of five (5) years  immediately  following the Closing Date,  neither Seller nor any of its Affiliates  will, directly or  indirectly,  operate,  perform,  have any  interest  in or  otherwise  be engaged in a business  which develops,  manufactures,  sells,  installs or distributes  products or performs  services in  competition  with the
Business.  For purposes of this Section 5.5,  notwithstanding  anything to the contrary herein, the term "Business"
shall not include any Permitted Activities.

(b)      Seller agrees that for a period of five (5) years immediately  following the Closing Date,  neither Seller nor any of its  Affiliates  will,  directly or indirectly,  either for themselves or for any other Person,  hire or solicit the  employment  of, or induce any employee of an Acquired  Company as of the Closing Date to terminate his or her  employment  with Buyer or any of its  Affiliates and to work in a business that competes with the Business;
provided,  that,  notwithstanding  the  foregoing,  (i) Seller and its  Affiliates  may  solicit  for  purposes  of employment  any person  through  general  advertising  or other general  solicitation  not targeted to employees of
Buyer and its  Affiliates  and any  offer of  employment  to,  or hiring  of,  such  person  resulting  from such a solicitation  shall be permitted under this Section 5.5(b),  and (ii) Seller and its Affiliates may solicit or hire any such person if such person is no longer employed by Buyer or any of its Affiliates.

(c)      Seller  acknowledges  that the  restrictions  on the  activities of Seller and its  Affiliates  under this
Section 5.5  constitute  a material  inducement  to Buyer's  entering  into and  performing  under this  Agreement.
Seller further  acknowledges and agrees that a breach of any of its obligations  under this Section 5.5 will result in irreparable  harm and continuing  damage to Buyer for which there will be no adequate  remedy at law and further agrees that in the event of any breach of said  obligations  and  agreements,  Buyer will be entitled to injunctive relief and to such other relief as is proper under the circumstances.

5.6      No  Negotiation  or  Solicitation.  Prior to the Closing Date,  each of Seller and Guarantor will not, and each will cause its  employees,  officers  and  agents  not to,  (a)  directly  or  indirectly  solicit,  initiate, entertain  or encourage  the  submission  of any proposal or offer from any third person  relating to the direct or indirect  acquisition  of any of the  capital  stock or any

assets of the  Acquired  Companies,  except in ordinary course of business of the Acquired  Companies,  or (b)
participate in any  discussions or  negotiations  regarding, furnish any  information  with respect to, assist or participate  in, or  facilitate  any effort or attempt by any third  person  to do or seek  any of the  foregoing.
Seller  will  notify  Buyer if any  third  person  makes  any proposal,  offer,  inquiry or contact  with  respect to any of the  foregoing  within two (2)  Business  Days after receipt of any such offer or proposal.

5.7      Conditions  to  Closing.   Seller  shall  use  its  commercially   reasonable   efforts  to  satisfy,   as
expeditiously as reasonably  possible,  all of the conditions to the obligations of Buyer hereunder within Seller's control.

                                                    Article VI

                                                Covenants of Buyer

6.1      Interference  or Damage.  Between the date hereof and the Closing  Date,  Buyer shall not  interfere  with the  Acquired  Companies'  normal  operations  or  relations  with  their  customers,  vendors  or  employees.  Any communication from Buyer to any customer,  vendor or employee of the Acquired Companies  regarding the transactions contemplated by this Agreement shall be subject to Seller's prior written approval in each instance.

6.2      Conduct.  Between the date hereof and the Closing  Date,  Buyer and its  Affiliates  shall not  undertake, and shall cause its agents,  dealers and other  representatives  not to  undertake,  any  marketing or  advertising efforts specifically directed toward customers of the Acquired Companies.

6.3      Conditions  to  Closing.   Buyer  shall  use  its   commercially   reasonable   efforts  to  satisfy,   as
expeditiously as reasonably  possible,  all of the conditions to the obligations of Seller hereunder within Buyer's control.

6.4      Records.  Buyer shall  maintain all Records for not less than five (5) years  following  the Closing Date;
provided,  that,  all Tax Records  shall be maintained  in  accordance  with Section 11.3.  After the Closing Date,
Buyer shall promptly  provide such copies of the Records for the periods prior to the Closing as Seller  reasonably requests;  provided,  however,  that from and after one hundred  eighty (180) days after the Closing  Date,  Seller shall reimburse Buyer for its actual out-of-pocket costs incurred in connection therewith.

                                                    Article VII

                                               Additional Agreements

7.1      Trademarks.

(a)      Notwithstanding  anything  herein to the contrary  (including,  without  limitation,  Section 5.2), at any time on or prior to the  Closing,  Seller  shall have the right to cause the  Acquired  Companies  to  transfer  to
Seller,  with or without  consideration,  any and all of their  interest in the names  "Edison,"  "Edison  Select,"
"Edison  Security,"  "Edison  OnCall" and in the other  trademarks,  trade names,  service  marks,  names and logos presently or previously used by the Acquired Companies or their Affiliates (collectively, the "Trademarks").

(b)      Buyer acknowledges that, except as provided in subsection (c) below,  Seller is not selling,  transferring or otherwise conveying to Buyer any right to use, or interest in, any of the Trademarks.

(c)      In the event Seller  exercises  its right to cause the Acquired  Companies to transfer the  Trademarks  to
Seller prior to the Closing,  Seller hereby licenses to the Company,  effective as of the Closing, the right to use the  Trademarks to the extent  necessary to permit the Acquired  Companies to  transition  following the Closing to the use of  trademarks,  trade names,  service marks,  names and logos in the Business  other than the  Trademarks.
Such  license  shall  terminate  automatically  six months  after the  Closing  Date (such  termination  date being referred to herein as the "License  Expiration  Date"),  and neither  Buyer nor the Acquired  Companies  nor any of their  respective  Affiliates  shall have any right  thereafter  to use in any manner any of the  Trademarks or any other  trademark,  trade  name,  service  mark,  name or logo  that  could  be  confusingly  similar  to any of the
Trademarks.

(d)      Buyer shall take all actions necessary to change,  and to cause the Acquired  Companies to change, as soon as commercially  practicable  after the Closing,  but in no event later than the License  Expiration Date, the name of the Company,  Edison  Security Corp.,  and Edison Home Protection  Company to names that do not include the name
"Edison" or any variant thereof. In addition,  Buyer shall, as soon as commercially  practicable after the Closing, but in no event later than the License  Expiration  Date,  cause the Acquired  Companies to (i) discontinue all use of the  Trademarks,  (ii)  dispose  of or alter all items  bearing  any of the  Trademarks  such that such items no longer bear such Trademarks,  and (iii) cease the use of the Trademarks on all documents,  yard signs, advertising, billing,  and other  materials  associated  with the  Acquired  Companies.  With  respect  to yard  signs and other promotional  materials bearing the Trademarks that are displayed by customers of the Acquired  Companies,  from and after the Closing Date Buyer shall cause the Acquired  Companies to replace such yard signs and  materials in their ordinary course of business as services are performed for such customers.

7.2      Confidentiality.

(a)      Unless  and  until  the  Closing  has  been  consummated,  Buyer  and its  officers,  employees,  counsel, accountants,  and other representatives shall hold in strictest confidence,  and shall not distribute,  transmit or use any of the  data  and  information  obtained  from  Seller  or  developed  by  Buyer  in  connection  with  the transactions  contemplated  by this  Agreement  except in  furtherance  of the Closing.  Upon  termination  of this
Agreement for any reason,  Buyer shall return to Seller all such data and information.  Buyer's  obligations  under this section are in addition to its obligations under the Confidentiality Agreement.

(b)      For a period of three (3) years from the Closing  Date,  each of the parties  hereto and their  respective officers,  employees,  counsel,  accountants,  and other representatives  shall hold in strictest  confidence,  and shall not disclose the terms and conditions of this  Agreement,  including the  consideration  to be paid hereunder and the structure of the  transactions  contemplated by this Agreement,  except to the extent that such information is required to be disclosed by  applicable  Law or a  Governmental  Authority  and except for mutually  agreed upon releases of information.

(c)      Through  the  Closing,  Buyer and Seller each shall  coordinate  with each other in advance as to the form and content of (i) any  communication  intended for  dissemination  to the public or the  customers of the Acquired
Companies  regarding  the  transactions  contemplated  by this  Agreement  and  (ii)  any  application  made to any
Governmental  Authority  relating  to  the  transactions  contemplated  by  this  Agreement.  Neither  party  shall disseminate any such  communication  without the prior written  approval of the other,  which approval shall not be unreasonably  withheld or delayed,  except that nothing contained herein shall prevent any party hereto from making any and all  public  disclosures  that such  party  believes  to be  advisable  to make,  based  upon the advice of counsel,  to comply with any applicable  securities Law or request or application  requirement of any  Governmental
Authority.

7.3      Regulatory  Approvals.  Seller and Buyer shall cooperate in preparing,  submitting,  filing,  and updating all Regulatory  Approvals as may be required by applicable  Law with respect to the  transactions  contemplated  by this  Agreement,  and shall make an  appropriate  filing  pursuant to the HSR Act with respect to the  transactions contemplated  by this Agreement as promptly as practicable  (but in any event no later than eight (8) Business Days following  the date  hereof).  Seller  and Buyer  shall use their  commercially  reasonable  efforts  to obtain all
Regulatory  Approvals  and  accomplish  all such  actions as  expeditiously  as  possible.  Each party hereto shall notify the other party promptly of any significant  development  with respect to any  application,  notification or similar filing under this section.

7.4      Third-Party  Consents.  Seller  shall seek to obtain the  consents of any  nongovernmental  third  parties whose  consent  is  required  to  consummate  the  transactions  contemplated  by this  Agreement.  Notwithstanding anything  herein to the contrary,  the receipt of such consents shall not constitute a condition to the Closing nor shall the failure to obtain any such consents result in any reduction of the Purchase Price.

7.5      Expenses.  Regardless of whether the  transactions  contemplated  by this Agreement are  consummated,  and except as otherwise  provided  herein,  all costs and expenses incurred in connection  with this Agreement and the transactions contemplated by this Agreement shall be paid by the party hereto incurring such expenses.

7.6      "As  Is"  Purchase.  Buyer  acknowledges  that it  will,  subject  to  Seller's  express  representations, warranties,  covenants,  and obligations hereunder,  acquire the Acquired Companies in "AS IS" condition,  with all faults, in reliance upon Buyer's  inspection  thereof.  Except as otherwise  expressly set forth in this Agreement, and without limiting Seller's express  representations and warranties,  Seller makes no representations or warranty of any kind  whatsoever  with  respect to any of the  assets or  Liabilities  of the  Acquired  Companies,  whether express or implied,  including,  without limitation,  any representations or warranties  concerning or with respect to (i) the  value,  nature,  quality of  condition,  or state of repair of any of the Acquired  Companies'  assets;
(ii) the compliance of the Acquired Companies,  or any real property owned or leased by an Acquired Company, or the operation of any facilities of the Acquired Companies,  with any Laws; or (iii) the habitability,  merchantability, marketability,  profitability or fitness for a particular  purpose of any personal or real property owned or leased by an Acquired  Company.  Buyer  hereby  expressly  disclaims  the implied  warranty of  habitability,  the implied warranty of merchantability,  the implied warranty of fitness for a particular purpose,  and all express or implied warranties  relating  to the  quality of or  otherwise  relating  to the  physical  condition  of the assets of the
Acquired Companies.

7.7      Extinguishment of Intercompany Accounts; Termination of Affiliate Transactions.

(a)      On or prior to the Closing,  except as set forth on Schedule  7.7(a),  Seller (i) shall cause the Acquired
Companies  to pay,  and  satisfy  in full all  obligations  of the  Acquired  Companies  payable  to Seller and its
Affiliates and (ii) shall pay and satisfy in full all obligations  payable to the Acquired  Companies by Seller and its  Affiliates;  it being  understood  that as of the Closing  (A) except as set forth in Schedule  7.7(b) and for obligations under this Agreement,  no Acquired Company, on the one hand, or Seller or its Affiliates,  on the other hand,  shall have any  obligation to the other,  and (B) all cash and cash  equivalents  of the Acquired  Companies shall have been distributed as contemplated in the last sentence of Section 5.2.

(b)      Except as set forth on  Schedule  7.7(b),  all  support  and other  services  provided  by Seller  and its
Affiliates to the Acquired Companies shall terminate on or prior to the Closing Date.

7.8      Employee Benefit Plans and Compensation Arrangements.

(a)      As of the Closing,  the  employees of the Acquired  Companies  will cease to  participate  in any existing bonus and other incentive plans or programs,  including deferred bonus plans or programs,  that provide benefits to employees  or  former  employees  of the  Acquired  Companies,  and  Seller  shall  settle  with such  persons  all liabilities  and  obligations  relating to their  participation  in such plans or programs in  accordance  with the terms of such  plans.  Seller  shall hold Buyer and any entity  required  to be  combined  with Buyer  (within  the meaning of Sections  414(b),  (c), (m) or (o) of the Code),  including  the Acquired  Companies,  harmless from and fully  indemnify them against any costs,  expenses,  losses and  liabilities  suffered by them which relate to such bonus and other incentive plans or programs.

(b)      As  of  the  Closing,  the  employees  of  the  Acquired  Companies  will  cease  to  constitute  eligible participants  in those medical,  hospitalization,  life  insurance,  disability,  workers'  compensation  and other welfare plans identified on Schedule 7.8(a)  (collectively,  the "Existing Plans").  Schedule 7.8(b) sets forth the welfare  benefit  plans  (collectively  the "New Plans") that Buyer will offer to active  employees of the Acquired
Companies  as of the Closing  Date  (collectively  the  "Employees")  on and after the Closing  Date in lieu of the
Existing  Plans.  The Employees  will be allowed  credit for their  service with Seller,  its  Affiliates,  and the
Acquired  Companies  (including  credit for their services with predecessors to the extent that Seller granted such credit under its employee  benefit plans) for purposes of satisfying  eligibility and vesting  requirements for the
New Plans,  unless  such credit  would  result in a  duplication  of  benefits.  The  Employees  will be allowed to participate in the New Plans without being subject to any waiting  periods or any  restrictions  or limitations for preexisting  conditions to the extent such waiting  periods,  restrictions or limitations were not applicable under the  Existing  Plans,  and will  receive  credit for any  co-payments  or  deductibles  paid  during 2001 under the
Existing  Plans to the extent such credit  information  is provided to the Buyer within  sixty (60) days  following the Closing  Date.  All eligible  claims  incurred by Employees or their  covered  dependents  prior to the Closing
Date under the Existing  Plans shall be covered by the Existing  Plans,  and neither  Buyer nor,  after the Closing
Date,  any  Acquired  Company,  shall  have any  Liabilities  in  connection  therewith.  Seller  shall  retain all
Liabilities  under the  Existing  Plans with  respect to any  amounts  payable or  benefits  to be  provided to any employee  or former  employee  of the  Acquired  Companies  or any  beneficiary  thereof  for  payments,  services, benefits,  materials or supplies  incurred,  provided or received  thereunder by any employee or former employee of the  Acquired  Companies  or  beneficiary  thereof.  Expenses  and  benefits  with  respect to claims  incurred  by
Employees or their  covered  dependents on or after the Closing Date shall be the sole  responsibility  of Buyer or the Acquired Companies.  For purposes of this paragraph,  a medical,  dental,  vision or behavioral health claim is
deemed  incurred  when  the  services  that  are  the  subject  of  the  claim  are  performed;   in  the  case  of
hospitalization,  upon commencement of  hospitalization;  in the case of life insurance,  when the death occurs; in the case of long-term  disability  benefits,  the later of when the  disability  is  determined to have occurred or when  the  employee  ceased  active  employment  as a  result  of  the  disability;  and in the  case  of  workers'
compensation, when the event giving rise to the claim occurs.

7.9      Transition Services and 401(k) Plans.

(a)      Transition  Services.  From the  date  hereof  through  the  Closing  Date,  Seller  shall  provide  Buyer reasonable  access to such data and  information,  including  proprietary  information,  as is necessary to convert payroll and  employee  benefits of the  Acquired  Companies  to Buyer's  systems as of the  Closing.  Seller  shall cooperate  with Buyer's  reasonable  requests and use its  commercially  reasonable  efforts to provide  transition services to Buyer for payroll,  the Existing  Plans and  administrative  services for the Acquired  Companies for a period not to exceed  thirty (30) days  beyond the  Closing  Date;  provided,  that,  Buyer  shall,  promptly  upon
Seller's request,  reimburse Seller and its Affiliates for any and all  out-of-pocket  costs incurred in connection with providing such services.

(b)      401(k) Plan.  Buyer shall cause a 401(k) plan maintained by the Buyer or one of its  Affiliates to accept direct  rollovers  pursuant to Section  401(a)(31) of the Code of  distributions  from the 401(k) plan of Seller or its Affiliates  (the "Seller  401(k) Plan") to

Employees who are employed by the Acquired  Companies on the Closing Date;  provided, that, Seller shall provide to
Buyer a determination letter issued by the Internal Revenue Service with  respect  to the  Seller  401(k)  Plan and such  other  information  as is  reasonably  requested  by Buyer in connection  with  implementing such rollovers.
Such direct  rollovers,  conducted  pursuant to a  trust-to-trust transfer  to  Buyer's  401(k)  plan, will  nclude any and all  participant  loans held  within  the  transferred accounts.  Until  such  trust-to-trust  transfer is complete,  Seller shall cooperate to facilitate the continued repayment of participant loans into the Seller 401(k)
Plan to the extent permitted by Law.

7.10     Disclaimer  Regarding  Financial Data and  Projections.  In connection with Buyer's  investigation  of the
Acquired  Companies,  Buyer has received  from Seller,  the Company,  and/or  representatives  thereof  certain (a)
financial data, (b) projections and other  forecasts,  and (c) business plan  information  relating to the Acquired
Companies or the  Business.  Buyer  acknowledges  (i) that there are  uncertainties  inherent in attempting to make any  projections  and other forecasts and plans,  (ii) that Buyer is familiar with such  uncertainties,  (iii) that
Buyer is taking full  responsibility  for making its own  evaluation of the adequacy  and,  except as expressly set forth in Article III,  accuracy of all financial  data,  projections  and other forecasts and plans so furnished to it;  and (iv)  that  Buyer  shall  have no claim  against  anyone  with  respect  thereto.  Accordingly,  except as expressly  set forth in  Article  III,  Buyer  acknowledges  that  Seller  has not  made,  and is not  making,  any representation or warranty with respect to such financial data, projections, forecasts or plans.

7.11     Supplements  to  Disclosure  Schedules.  Prior  to the  Closing,  Seller  may  supplement  the  disclosure schedules  referenced  herein,  by notice given in accordance with Section 12.1, in order to update the disclosures made  thereunder or to otherwise  include  information  which would have been required to be set forth or described in the disclosure  schedules or to have been noted as an exception to the representations and warranties  contained
in  Article  III  had  it  existed  on  the  date  hereof.   For  purposes  of  determining  the  accuracy  of  the
representations  and  warranties of Seller  contained in Article III, in order to determine the  fulfillment of the conditions  set forth in Section  8.2(a),  the  disclosure  schedules  delivered  by the Seller  shall be deemed to include only that information  contained  therein on the date hereof and shall be deemed to exclude any information contained in any subsequent  supplement or amendment thereto;  provided,  however, that if the Closing occurs, then the disclosure  schedules as  supplemented  pursuant to this section shall be deemed to modify the  representations and warranties  contained in Article III for purposes of determining  whether an indemnification  obligation exists under  Section 10.1 and shall be deemed to constitute a waiver of the right to  indemnification  under such section for the matters disclosed in any such supplement or amendment.

                                                   Article VIII

                                                Closing Conditions

8.1      General  Closing  Conditions.  The  obligations  of the  parties  hereto to effect  the  Closing  shall be subject to the following conditions:

(a)      Antitrust Waiting Periods.   All waiting periods under the HSR Act shall have expired or been terminated.

(b)      No  Injunctions.  There shall be no  Governmental  Order,  or other legal  restraint  or  prohibition,  in effect which would prevent the Closing of the transactions contemplated by this Agreement.

8.2      Conditions  to Buyer's  Obligations.  The  obligation  of Buyer to effect the Closing  shall be subject to the following conditions, unless waived in writing by Buyer:

(a)      Representations  and Warranties.  Each of the  representations  and warranties made by Seller herein shall be true and correct in all  material  respects as of the Closing Date with the same force and effect as though such representations  and  warranties  had been made as of the  Closing  Date,  except (i) to the  extent  that any such representation  or warranty is expressly  stated only as of a specified  earlier date or dates such  representation or warranty  shall be true and  accurate as of such earlier  specified  date or dates and (ii) for changes that are permitted or contemplated by this Agreement.

(b)      Conditions  Performed.  Each of the terms,  covenants  and  conditions  of this  Agreement  to be complied with or performed by Seller on or before the Closing Date shall have been duly  complied  with and performed in all material  respects,  or Buyer shall have waived such compliance or  performance,  and all documents to be delivered or actions to be taken by Seller pursuant to Section 2.4(a) shall have been delivered or performed.

(c)      Material  Adverse  Effect.  There shall not have been any Material  Adverse Effect from the date hereof to the Closing Date.

(d)      Assumption  of Certain  Employee  Benefits.  Seller  shall have  assumed,  or shall have caused one of its
Affiliates  (other  than an  Acquired  Company)  to assume,  all  Liabilities  included  in (i)  "Accrued  Deferred
Compensation" and (ii) "Accrued  Retirement  Plan", in each case under "Current  Liabilities - Accrued Expenses" on the Recent Balance Sheet.

8.3      Conditions  to Seller's  Obligations.  The  obligation of Seller to effect the Closing shall be subject to the following conditions, unless waived in writing by Seller:

(a)      Representations  and  Warranties.  Each of the  representations  and warranties made by Buyer herein shall be true and correct in all  material  respects as of the Closing Date with the same force and effect as though such representations  and  warranties  had been made as of the  Closing  Date,  except (a) to the  extent  that any such representation  or warranty is expressly  stated only as of a specified  earlier date or dates such  representation or warranty  shall be true and  accurate as of such  earlier  specified  date or dates and (b) for changes that are permitted or contemplated by this Agreement.

(b)      Conditions  Performed.  Each of the terms,  covenants and conditions of this Agreement to be complied with or  performed  by Buyer on or before the  Closing  Date shall have been duly  complied  with and  performed  in all material  respects,  or Seller shall have waived such compliance or performance,  and all documents to be delivered or actions to be taken by Buyer pursuant to Section 2.4(b) shall have been delivered or performed.

                                                    Article IX

                                           Termination of this Agreement

9.1      Events of  Termination.  Subject to Sections 9.2 and 9.3 hereof,  this  Agreement may be  terminated  upon the occurrence of any of the following events:

(a)      by mutual written consent of Seller and Buyer;

(b)      by Buyer,  if any of the  conditions  set forth in Sections 8.1 or 8.2 has not been  satisfied on or prior to sixty (60) after the date hereof  (unless the relevant  condition  shall have failed to have been satisfied as a result of any act or omission by Buyer);

(c)      by Seller,  if any of the  conditions  set forth in Section 8.1 or 8.3 has not been  satisfied on or prior to sixty (60) after the date hereof  (unless the relevant  condition  shall have failed to have been satisfied as a result of any act or omission by Seller); or

(d)      by  either  party  hereto if a  representation  or  warranty  of the other  party is or  becomes  false or inaccurate or if the other party fails to comply with a covenant in a timely  manner;  provided,  that,  such other party does not cure such breach within ten (10) days after receipt of written notice  thereof;  provided, further, that  such  breach is  material  to  either  the  value of the  Shares  or a  party's  ability  to  consummate  the transactions contemplated by this Agreement.

9.2      Effect of  Termination.  Upon  termination,  this Agreement shall be of no further force or effect between the parties hereto, except as to (a) any liability for breach of any duty,  representation,  warranty,  covenant or obligation arising prior to the date of termination,  or (b) as to any  post-termination  obligations under Article
X or Sections 6.1 or 7.2.

9.3      Manner of  Termination.  Notwithstanding  anything  herein to the  contrary,  neither  party  hereto shall have the right to  terminate  this  Agreement  on account of its own breach or any  immaterial  breach by the other party.  If a party hereto  desires to terminate  this  Agreement  pursuant to any right under this Article IX, such termination  shall be  ineffective  unless  written  notice is given to the other party at least  fifteen (15) days prior to the date of  termination  and, in the case of a  termination  pursuant to Section  9.1(d),  the  breaching party fails to cure or to take steps to cure the applicable breach in accordance with such section.

                                                     Article X

                                                  Indemnification

10.1     Indemnification  by Each Party.  Buyer and Seller each agree to indemnify,  hold harmless,  and defend the other,  and its successors and assigns,  from, and to reimburse the other promptly for, any and all Losses that the other party suffers (a) as the result of the inaccuracy or breach of the indemnifying  party's  representations  or warranties,  subject to the limits on Seller's indemnification  obligations set forth in Section 10.4 below, or (b)
at any time as the result of the breach of any other  covenant,  undertaking,  agreement or other provision of this
Agreement by the indemnifying party.

10.2     Indemnification  by Seller.  In addition to its obligations  under Section 10.1,  Seller shall  indemnify, hold  harmless,  and defend  Buyer and its  Affiliates  from and  against any and all Losses from (a) any claim for payment of a broker's  or finders  fee or any other  commission  or similar  fee to any agent,  broker,  investment banker,  person or firm acting on behalf of or under authority of Seller,  including,  without  limitation,  Lehman
Brothers  Inc., or acting  pursuant to any  statement,  representation  or agreement of Seller,  (b) the litigation captioned Paul Coyle,  Barbara Tustison,  and Theresa Wilens,  on behalf of themselves and all similarly  situated persons, v. Westec Security,  Inc.,  Secoamerica and Does 1 through 100 (Orange County Superior Court, No. 792589), it being  understood  that Seller shall  control the defense of such matter and that Buyer  shall,  and shall cause the Acquired  Companies  to,  cooperate  with Seller in such  defense,  including,  without  limitation,  by making employees of the Acquired  Companies  and all relevant  documents  available to Seller as  reasonably  necessary or desirable  to defend such action,  and (c) fees payable to the City of Beverly  Hills,  California,  in  connection with false alarms at residences of certain of the Acquired  Companies'  customers  residing in such city  occurring prior to the Closing Date.

10.3     Indemnification  by Buyer.  In addition to its  obligations  under  Section 10.1,  Buyer shall  indemnify, hold  harmless  and defend  Seller and its  Affiliates  from and  against any and all Losses from (a) any claim for payment of a broker's  or finders  fee or any other  commission  or similar  fee to any agent,  broker,  investment banker,  person or firm  acting  on behalf of or under  authority  of Buyer or acting  pursuant  to any  statement, representation  or  agreement  of Buyer and (b) any claim  arising out of or relating to the  Business,  including, without  limitation,  any and  all  Liabilities  of  Seller  or any of its  Affiliates  (i)  under  the  separation agreements  listed on  Schedule  3.12;  or (ii)  related  to the  enhanced  change in  control  severance  benefits identified on Schedule 3.12.

10.4     Certain Limitations; Liability Cap.

(a)      As a condition to Buyer's rights of  indemnification  set forth herein,  Buyer shall use its  commercially reasonable efforts to obtain  reimbursement for any Loss under the insurance  policies  maintained by Buyer and the
Acquired Companies,  and to the extent that any such reimbursement is obtained,  (i) Buyer shall promptly so notify
Seller in writing and (ii) (A) the amount of such  reimbursement  shall be  deducted  from and to the extent of any of Buyer's  then-pending claims for indemnification  and/or (B) if no such  indemnification  claims are pending, or the amount of such  reimbursement  exceeds any such pending claims,  Buyer shall promptly use such reimbursement to repay Seller the amount of any indemnification payments theretofore made by Seller to Buyer hereunder.

(b)      Notwithstanding  anything herein to the contrary,  the maximum aggregate  liability of Seller with respect to Losses arising out of or related to any breach of any of Seller's  representations  or warranties shall be fifty percent  (50%) of the Purchase  Price (the "Cap").  In addition,  no claim shall be made by Buyer for any breach of any  representation or warranty,  except to the extent that Buyer's  cumulative Losses exceed three million dollars
($3,000,000)  (the "Basket"),  in which case Seller shall only be liable for the amount of such Losses in excess of two million dollars  ($2,000,000).  Notwithstanding  the foregoing,  the Basket and the Cap shall not be applicable to Losses relating to any breaches under Section 3.4(b),  Section 3.16,  Section 3.17,  Section 3.34, or Article XI
hereof,  or to Losses based on fraud by Seller.  The  representations  and  warranties  of Seller shall survive the
Closing for a period of eighteen  (18) months from and after the Closing  Date,  except that (i) Section 3.16 shall survive for a period of  thirty-six  (36) months from and after the Closing  Date,  (ii) Section 3.17 shall survive until sixty (60) days after the  expiration of the applicable  statute of  limitations  or any  extensions  thereof with respect to all taxable  periods of the Acquired  Companies  ending on or prior to the Closing Date,  and (iii)
Section 3.4(b) shall survive  indefinitely,  it being understood that any claim for a breach of  representation  or warranty not asserted in writing on or prior to the  termination of the applicable  survival period shall be deemed to have been waived by Buyer and shall provide no basis for any recovery  against  Seller under any  circumstances, regardless  of whether such  recovery is sought under or outside of the remedies  provided by this  Agreement.  The covenants of the parties contained herein shall survive in accordance with their respective terms.

10.5     Claims.  If any party  (the  "Indemnitee")  receives  notice of  circumstances  that  would give rise to a claim by such party  under this  Article X, or of the  commencement  of any action or  proceeding  with  respect to which any other party is obligated to provide  indemnification (the "Indemnitor")  pursuant to this Article X (each a "Claim"), the Indemnitee shall promptly give the Indemnitor notice thereof;  provided,  however, that the failure to give such notice hereunder shall not affect a party's rights to  indemnification  hereunder except to the extent that such failure  materially  prejudices  the  Indemnitor  and except as set forth in the last sentence of Section
10.4 above.  Within thirty (30) days after  delivery of such notice,  the  Indemnitor  shall notify the  Indemnitee whether  it  elects  to make  payment  of the  amount  claimed  or to  contest  such  claim  by  appropriate  legal proceedings.  Any  defense of a claim shall be  conducted  by counsel of good  standing  chosen by  Indemnitor  and reasonably  satisfactory to Indemnitee.  Such defense shall be conducted at the expense of Indemnitor,  except that if any  proceeding  involves both claims  against which  indemnity is granted under this Agreement and other claims for which  indemnification  is not granted  hereunder,  the expense of defending against such claims shall be borne by the  Indemnitor  and the  Indemnitee in respective  proportion to the dollar amount of the claims for which they may be liable  based on the  aggregate  dollar  amount of the  claims.  Notwithstanding  anything  to the  contrary contained  herein,  Seller shall not  compromise a claim  relating to Taxes of the Acquired  Companies that affects the Tax  liability of any of the Acquired  Companies for any period ending after the Closing Date without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

10.6     Exclusive  Remedy.  The  indemnification  provisions  set  forth in this  Article X shall  constitute  the parties'  sole and  exclusive  remedy with  respect to claims for money  damages  arising out of or related to this
Agreement.

                                                     Article XI

                                                    Tax Matters

11.1     Section 338(h)(10) Election.

(a)      With respect to Seller's  sale of the Shares to Buyer,  Seller and Buyer shall  jointly  make, or cause to be made,  timely and  irrevocable  elections  under  Section  338(h)(10)  of the Code with  respect to the Acquired
Companies,  and,  if  permissible,  similar  elections  under any  applicable  state or local  income tax Laws (the
"Section  338(h)(10)  Elections").  Buyer,  Seller,  and  the  Acquired  Companies  shall  report  the  transaction consistent  with the Section  338(h)(10)  Elections  and agree not to take any action that could cause such Section
338(h)(10)  Elections to be invalid and shall take no position  contrary  thereto unless required to do so pursuant to a determination (as defined in Section 1313(a) of the Code) or any similar state or local tax provision.

(b)      Buyer,  Seller,  and the Acquired  Companies  shall execute any and all forms  necessary to effectuate the
Section 338(h)(10)  Elections  (including,  without limitation,  Internal Revenue Service Form 8023 and any similar forms under applicable state and local income tax laws (the "Section 338(h)(10)  Forms")).  Buyer,  Seller, and the
Acquired  Companies shall each cause the Section  338(h)(10) Forms to be duly executed by an authorized  person for
Buyer,  Seller,  and the  Acquired  Companies,  as the case may be,  and shall  duly and  timely  file the  Section
338(h)(10) Forms in accordance with applicable tax Laws and the terms hereunder.

(c)      As soon as  practicable  after the date hereof but in no event later than 180 days after the Closing Date,
Seller and Buyer  shall use their  best  efforts to agree on the fair  market  value of the assets of the  Acquired
Companies and the allocation of the deemed sales price of the assets of the Acquired  Companies  resulting from the
Section 338(h)(10)  Elections (as required pursuant to Section  338(h)(10) of the Code and regulations  promulgated thereunder)  among such assets (the  "Section  338(h)(10)  Allocation").  If Buyer and Seller  agree on the Section
338(h)(10)  Allocation,  Buyer, Seller, and the Acquired Companies shall file all Tax Returns consistently with the
Section  338(h)(10)  Allocation unless required to do otherwise  pursuant to a determination (as defined in Section
1313(a) of the Code) or any similar state or local tax provision.

(d)      With respect to the actions described in this Section 11.1 to be taken by the Acquired  Companies,  Seller shall be responsible  for causing the Acquired  Companies to take such actions to the extent that such action is to be taken at or prior to the Closing,  and Buyer shall be  responsible  for causing the  Acquired  Companies to take such actions to the extent that such action is to be taken after the Closing.

11.2     Tax  Cooperation.  Seller and Buyer shall each,  and Buyer  shall  cause the Company to  (a) cooperate  in the  preparation  of any Tax Returns which any other party is responsible  for preparing and filing;  (b) cooperate fully  in  preparing  for  any  audits of, or disputes  with, taxing  authorities;  (c) make available  to the other parties and to any taxing authority, as reasonably requested on a timely basis,  all information,  records,  and documents  relating  to  Taxes;  and (d)  furnish  within  ten
(10)  days the  other  parties  with  copies  of all correspondence  or notice of  assessments  received  from any taxing  authority  in  connection  with any audit or information request with  respect to Taxes for which any other party may be liable.  Seller  shall have the sole right to represent the interests of the Acquired Companies in any tax audit or  administrative or court proceeding  to  the extent  relating  to Tax  Returns  filed by the  Acquired
Companies  or Buyer to the extent that it relates solely to a matter  for which  Seller  has  agreed to  indemnify
Buyer, and employ counsel of its choice at its expense; provided, however, that Seller shall keep Buyer reasonably informed on an ongoing basis.  Buyer shall cooperate,  and shall cause the  Acquired  Companies to  cooperate, with
Seller with  respect to any Tax audit or administrative or court proceeding referred  to in this paragraph.  Such cooperation  shall  include,  without limitation,  (x)  providing  prompt  notice of any Tax  deficiency, assessment or audit relating to the Acquired Companies or relating to any event for which Seller may be liable and all relevant information  that is available to Buyer and the Acquired Companies,  as  the  case  may be, with respect to any such audit or proceeding,  (y) making personnel  available at reasonable  times, and (z) preparing  responses to requests for  information  on a timely basis;  provided,  however, that all of the foregoing shall be done in a manner so as not to interfere unreasonably with the  conduct of the  business  of Buyer and the  Acquired  Companies. Any refunds or credits of Taxes of the Acquired Companies plus interest paid thereon with respect to taxable periods or portions thereof ending on or before the Closing Date shall be for the account of Seller.

11.3     Tax  Records.  Buyer  shall  cause the  Acquired  Companies  to (a) retain all  business  records or files relating to Taxes or Tax Returns  pertaining to the Acquired  Companies  (collectively,  "Tax  Records")  until the expiration  (with valid  extensions) of the applicable  statute of  limitations,  and (b) for the period ending one
(1) year after the  expiration  (with valid  extensions)  of the applicable  statute of  limitations,  refrain from disposing  or  destroying  such  records  without  first  offering  to turn over  possession  thereof to Seller (at
Seller's  expense)  by  written  notice to Seller at least  thirty  (30) days  prior to the  proposed  date of such disposition or destruction.

11.4     Tax Liability of Seller.  The income of the Acquired  Companies  will be  apportioned  to the period up to and  including  the  Closing  Date and the  period  after the  Closing  Date by closing  the books of the  Acquired
Companies as of the end of the Closing  Date.  Except as  otherwise  provided  herein,  Seller shall be liable for, and shall  indemnify  Buyer and the Acquired  Companies,  and hold them  harmless  from and against,  (a) all Taxes payable with respect to the assets and  operations of the Acquired  Companies  for any taxable  period ending on or before the Closing Date and, (b) for any taxable  period  beginning  before and ending after the Closing Date,  the
Taxes  allocable to that portion of the taxable  period  ending on the Closing Date (and shall,  to the extent that such Taxes are not  satisfied  on or before the  Closing  Date,  remain  liable  therefor).  Buyer  shall cause the
Acquired  Companies  to provide  Seller  with  appropriate  information  to prepare and file the Tax Returns of the
Acquired  Companies for all periods  ending on or prior to the Closing Date, and (except for sales Tax Returns that are required to be filed after the Closing,  which shall be filed by Buyer) Seller shall be responsible  for filing the  appropriate  Tax Returns of the Acquired  Companies  for all periods  ending on or before the Closing Date. If necessary,  Buyer shall cause the  appropriate  officer of the  Acquired

Companies  to sign such Tax Returns  upon Seller's  request;  provided,  that,  in such event, Seller shall provide such  supporting  documentation  as is reasonably  necessary  to sign such Tax Return ten (10) days in  advance  of the due date for  filing  (with  valid extensions).  To the extent that Seller's liability for Taxes, as determined under this Section 11.4 exceeds the tax  payments  made with respect  thereto for periods  ending on or before the
Closing  Date,  such excess shall be paid by Seller to the  Acquired Companies. To the extent that the tax payments made with respect to the periods  ending on or before  the  Closing  Date  exceed Seller's  liability for Taxes, as determined  under this Section 11.4, and the Acquired  Companies  receives  or has the right to receive a refund of such excess,  such excess (i.e.,  the amount of the refund or credit)  shall be paid by the  Acquired  Companies or
Buyer to Seller.  The parties  agree and acknowledge  that the Company  currently anticipates a refund of Taxes and related  interest from the State of California  for state sales Taxes  relating to the period from October 1, 1996 through  December 31, 1999, and upon receipt  thereof,  such  refund  shall be promptly paid by the Company (or, if such refund is received by the Company  after  the  Closing  Date,  by Buyer)  to  Seller.  For  purposes  of  this
Section  11.4,  Taxes  shall  include  Tax liability that an Acquired  Company has for the Taxes of another person under Treas.  Reg. Section  1.1502-6,  as a transferee or successor, by contract or otherwise.

11.5     Buyer's  Liability for Taxes.  Buyer and the Acquired  Companies  shall be liable for, and shall indemnify
Seller and hold Seller  harmless  from and against,  (a) all Taxes payable with respect to the assets or operations of the Acquired  Companies for any taxable period  beginning after the Closing Date, and (b) for any taxable period beginning  before and ending after the Closing  Date,  the Taxes  allocable  to that portion of the taxable  period ending after the Closing  Date.  Buyer and Seller agree to report all  transactions  not in the ordinary  course of business  occurring on the Closing Date after the Closing on Buyer's  income Tax Returns,  except for  transactions occurring  pursuant  to a binding  contract  entered  into by Seller or any of the  Acquired  Companies  before the
Closing  Date.  Buyer agrees to  indemnify  Seller for any  additional  tax owed by Seller  (including  tax owed by
Seller due to this  indemnification  payment) resulting from any transaction not in the ordinary course of business occurring on the Closing Date after the Closing,  except for transactions  occurring pursuant to a binding contract entered into by Seller or any of the Acquired Companies before the Closing Date.

11.6     Transfer  Taxes.  Notwithstanding  anything  herein  to the  contrary,  Buyer  shall pay all  sales,  use, transfer,  stock transfer,  real property transfer,  recording,  gains, excise, stamp,  documentary,  registration, licensing,  and other similar taxes,  duties or fees due  (collectively  "Transfer  Taxes") in connection  with the transfer  of Shares  pursuant  to this  Agreement.  In the event that any such  Transfer  Taxes are paid by Seller,
Buyer shall promptly  reimburse  Seller for the full amount of such payment upon Seller's request  therefor.  Buyer and Seller agree to  cooperate,  at Buyer's  expense,  in filing all necessary  documentation  and tax returns with respect to Transfer Taxes.

11.7     Tax Sharing  Agreements.  All tax sharing  agreements,  if any,  between the Company and an  Affiliate  of the Acquired  Companies with respect to the Acquired  Companies shall be terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year or a past year).

11.8     Tax  Elections.  Except as  otherwise  expressly  permitted  by the terms of this  Agreement,  none of the
Acquired Companies shall,  without the prior written consent of Buyer, make any election  regarding Taxes,  execute any waiver of  restrictions  on assessment or  collection of any Tax, or settle or compromise  any claim  regarding any Tax  liability,  except for elections or Tax  liabilities  that relate  exclusively to Tax periods ending on or before the Closing Date.

                                                    Article XII

                                                   Miscellaneous

12.1     Notices.  All notices,  requests,  demands,  waivers or  communications  required or permitted to be given hereunder  in  writing  and shall be deemed to have been duly  delivered,  given,  and  received  (a) on the day of delivery if  personally  delivered  to the  intended  recipient to whom such  notice,  request,  demand,  waiver or communication  is  directed or (b) upon  actual  receipt if  delivered  by  next-day  or  overnight  courier to the intended  recipient's  address set forth below or to such other address as the intended  recipient may specify from time-to-time by notice to the other party hereto:

                           If to Buyer, then to:

                                    ADT Security Services, Inc.
                                    One Town Center Road
                                    Boca Raton, Florida  33486
                                    Facsimile:  (561) 988-3719
                                    Attn:  President

                                    with a copy to:

                                    ADT Security Services, Inc.
                                    One Town Center Road
                                    Boca Raton, Florida  33486
                                    Facsimile:  (561) 988-3892
                                    Attn:  General Counsel

                           If to Seller, then to:

                                    Edison Enterprises
                                    955 Overland Court
                                    San Dimas, California  91773
                                    Facsimile (909) 599-1851
                                    Attn: President

                                    with a copy to:

                                    Munger, Tolles & Olson LLP
                                    355 South Grand Avenue, 35th Floor
                                    Los Angeles, California  90071-1560
                                    Facsimile (213) 687-3702
                                    Attn:  John B. Frank, Esq.
                                           Kevin S. Masuda, Esq.

12.2     Entire  Agreement.  This  Agreement  constitutes  the entire  agreement and fully  supercedes  any and all prior or  contemporaneous  agreements  or  understandings,  whether  written or oral,  between the parties  hereto, except for the Confidentiality Agreement, with respect to the subject matter hereof.

12.3     No Assignment.  This  Agreement may not be assigned or  transferred  by any party hereto,  by operation of law or otherwise,  without the prior written  consent of the other party (such consent to be granted or withheld in the sole  discretion  of such other  party);  provided,  that,  Buyer shall have the right to assign its rights and obligations  under this Agreement,  in whole and not in part, to its Affiliate (a) without such consent  (provided, that, Buyer shall continue to remain liable for all such Affiliate's  obligations  hereunder) or (b) with the prior written consent of Seller (such consent not to be unreasonably withheld).

12.4     Binding Effect.  Except as otherwise  provided  herein,  every covenant,  term, and provision hereof shall be  binding  upon and inure to the  benefit  of the  parties  hereto  and their  respective  successors,  permitted transferees,  and permitted  assigns.  Nothing  herein is intended to confer upon any Person other than the parties hereto  any  legal or  equitable  right,  benefit  or remedy of any  nature  whatsoever  under or by reason of this
Agreement.

12.5     Incorporation  by Reference.  Every exhibit,  schedule,  and other appendix  attached  hereto and referred to herein is incorporated  into this Agreement by reference  unless this Agreement  expressly  otherwise  provides.
Any  information  disclosed  under any schedule hereto shall be deemed  disclosed and  incorporated  into any other section under or schedule to this Agreement  where such disclosure  would be  appropriate,  whether or not repeated under any section or schedule number where such disclosure might be deemed appropriate.

12.6     Headings.  The descriptive  headings  contained herein  (including,  without  limitation,  the descriptive headings in the schedules  hereto) are for purposes of convenience  only and are not intended to affect the meaning or interpretation of this Agreement.

12.7     Construction.   Every  covenant,  term,  and  provision  of  this  Agreement  shall  be  construed  simply according to its fair meaning and not strictly for or against any party  hereto,  regardless of the identity of the
Person who drafted such covenant, term or provision.

12.8     Severability.  Except  as  otherwise  provided  in the  succeeding  sentence,  every  provision  hereof is intended to be  severable,  and if any term or  provision  hereof is illegal or invalid for any reason  whatsoever, such  illegality or invalidity  shall not affect the validity or legality of the remainder of this  Agreement.  The preceding  sentence  of this  Section  12.8  shall be of no force or effect if the  consequence  of  enforcing  the remainder of this  Agreement  without

such illegal or invalid term  or  provision  would be to cause any party hereto to lose the material benefit of its economic bargain.

12.9     Governing  Law.  This  Agreement  shall be governed by the laws of the State of  California  applicable to contracts  made and to be  performed  entirely  within  the  State  of  California  by  residents  of the  State of
California.

12.10    Dispute  Resolution.  All  disputes  arising  from  or  related  to  this  Agreement  or the  transactions contemplated  by this Agreement may be brought in any United States federal or California  state court of competent jurisdiction  sitting in the County of Los  Angeles,  California,  and each of the parties  hereto  consents to the jurisdiction of such courts and waives any objection to venue laid therein.

12.11    Cumulative  Rights and  Remedies.  The rights  and  remedies  provided  herein  are not  exclusive  of any rights or remedies that any party hereto may otherwise have at law or in equity.

12.12    Waivers.  No waiver by any party  hereto of any  default  with  respect  to any  provision,  condition  or requirement  hereof shall be deemed to be a waiver of any other  provision,  condition or requirement  hereof,  nor shall any delay or omission of any party hereto to exercise any right  hereunder in any manner  impair the exercise of any such right accruing to it thereafter.

12.13    Counterpart  Execution.  This  Agreement  may be  executed  in any  number of  counterparts  with the same effect  as if all of the  parties  hereto  had  signed  the same  document.  All  counterparts  shall be  construed together and shall constitute one agreement.

12.14    Amendment.  This  Agreement may be amended or modified only by written  instrument  signed by both parties hereto.

12.15    Further  Actions.  Each party  hereto  agrees to execute  such  further  instruments  and to perform  such further acts, at its own expense,  as may be reasonably  necessary to carry out the intent of this  Agreement or to consummate the transactions contemplated by this Agreement.

12.16    Waiver  of Jury  Trial.  EACH OF  SELLER  AND BUYER  HEREBY  IRREVOCABLY  WAIVES,  TO THE  FULLEST  EXTENT
PERMITTED  BY LAW,  ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION,  PROCEEDING,  OR  COUNTERCLAIM  (WHETHER  BASED UPON
CONTRACT,  TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS  CONTEMPLATED
HEREBY.

                               [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

                  IN WITNESS  WHEREOF,  the parties  hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first written above.

                                                          ADT SECURITY SERVICES, INC.

                                                          By:     MICHAEL SNYDER
                                                                  -------------------------------
                                                                  MICHAEL SNYDER
                                                                  President

                                                          Edison Enterprises

                                                          By:     THEODORE F. CRAVER, JR.
                                                                  -------------------------------
                                                                  THEODORE F. CRAVER, JR.
                                                                  Chairman of the Board and Chief
                                                                  Executive Officer

                                                     GUARANTEE

                  Edison  International   ("Guarantor")  irrevocably  guarantees  each  and  every  representation, warranty,  covenant,  agreement and other obligation of Seller,  and/or any of its permitted assigns,  and the full and timely  performance  of  Seller's  obligations  under the  provisions  of the  foregoing  Agreement.  This is a guarantee of payment and  performance,  and not of  collection,  and  Guarantor  acknowledges  and agrees that this guarantee is full and  unconditional,  and no release or  extinguishment  of Seller's  obligations  or  liabilities
(other than in  accordance  with the terms of the  Agreement),  whether by decree in any  bankruptcy  proceeding or otherwise,  shall affect the continuing  validity and  enforceability  of this guarantee,  as well as any provision requiring or contemplating performance by Guarantor.

                  Guarantor  hereby  waives,  for the  benefit  of  Buyer,  (i) any  right  to  require  Buyer as a condition of payment or performance by Guarantor,  to proceed against Seller or pursue any other remedy  whatsoever and (ii) to the fullest  extent  permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate  guarantors  or sureties,  except to the extent that any such defense is available to Seller.

                  Guarantor agrees to be bound by Section 5.6 of the Agreement.

                  The  provisions  of Article XII of the  Agreement  are  incorporated  herein,  mutatis  mutandis, except that notices and other  communications  hereunder to Guarantor  shall be delivered to Edison  International,
2244 Walnut Grove Avenue,  Rosemead,  California 91770, Attn:  General Counsel,  Facsimile No. (626) 302-4775 (with a copy to Seller as provided in Section 12.1 of the Agreement).

                  Guarantor  understands  that Buyer is relying on this  guarantee in entering  into the  Agreement and may enforce this guarantee as if Guarantor were a party thereto.

                                                          EDISON INTERNATIONAL

                                                          By:     THEODORE F. CRAVER, JR.
                                                                  -----------------------
                                                                  THEODORE F. CRAVER, JR.
                                                                  Sr. Vice President, Chief Financial
                                                                  Officer and Treasurer